POWER OF ATTORNEY

Each of the undersigned officers and trustees of the DIREXION SHARES ETF TRUST, a Delaware statutory trust (the “Trust”), hereby nominates, constitutes and appoints Angela Brickl, Patrick Rudnick, or Alyssa Sherman as his or her true and lawful attorney-in-fact and agent, for him or her and on his or her behalf and in his or her name, place and stead in any and all capacities, to make, execute and sign the Trust’s registration statement on Form N-1A (“Registration Statement”) under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and any and all amendments to such Registration Statement and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the beneficial interest of the Trust, any such Registration Statement or amendment, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and the undersigned officers and trustees itself/themselves might or could do.

IN WITNESS WHEREOF, DIREXION SHARES ETF TRUST has caused this power of attorney to be executed in its name by its Chairman of the Board, and the undersigned officers and trustees have hereunto set their hands and seals at New York, New York on this 12th day of February, 2025.

DIREXION SHARES ETF TRUST

By:	/s/ Daniel D. O’Neill

Name:	Daniel D. O’Neill, Chairman of the Board

Signature	Title

/s/ Daniel D. O’Neill Daniel D. O’Neil	Chairman of the Board

/s/ Angela Brickl Angela Brickl	Trustee

/s/ David L. Driscoll David L. Driscoll	Trustee

/s/ Kathleen M. Berkery Kathleen M. Berkery	Trustee

/s/ Mary Jo Collins Mary Jo Collins	Trustee

/s/ Carlyle Peake Carlyle Peake	Trustee

/s/ Bradley Kurtzman Bradley Kurtzman	Trustee

/s/Patrick Rudnick Patrick Rudnick	Principal Executive Officer

/s/ Corey Noltner Corey Noltner	Principal Financial Officer

VOTED: that the trustee of the ETF Trust, hereby nominates, constitutes and appoints Angela Brickl, Patrick Rudnick, or Alyssa Sherman his true and lawful attorney in fact and agent, for him and on his behalf and in his name, place and stead in any and all capacities, to make, execute and sign the ETF Trust’s registration statement on Form N-1A (each, a “Registration Statement”) under the Securities Act of 1933, and the Investment Company Act of 1940, and any and all amendments to such Registration Statement of the ETF Trust, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of the shares of beneficial interest of the ETF Trust, any such Registration Statement or amendments, and any and all supplements thereto or to any prospectus or statement of additional information forming a part thereof, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as the Trust and its officers and trustees itself/themselves might or could do.

/s/ Alyssa Sherman
Alyssa Sherman
Secretary of the Trust

Dated: February 12, 2025